      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 1994

                                                       REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         DELMARVA POWER & LIGHT COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE AND VIRGINIA                         51-0084283
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

                                800 KING STREET
                                  P.O. BOX 231
                           WILMINGTON, DELAWARE 19899
                                 (302) 429-3011
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               BARBARA S. GRAHAM,
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                800 KING STREET
                                  P.O. BOX 231
                           WILMINGTON, DELAWARE 19899
                                 (302) 429-3448
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

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  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

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  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

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  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

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                        CALCULATION OF REGISTRATION FEE
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                                                       PROPOSED
                                         PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF     AMOUNT       MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE        TO BE     OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED         REGISTERED   PER UNIT(1)     PRICE(1)       FEE
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Common Stock(2)........
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Debt Securities(3).....
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  Total(4).............  $250,000,000      100%      $250,000,000  $86,206.90

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Subject to note (4) below, there are being registered hereunder such indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant.
(3) Subject to note (4) below, there are being registered hereunder such indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant.
(4) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $250,000,000.

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  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PROSPECTUS
- -----------------

                                  $250,000,000

                         DELMARVA POWER & LIGHT COMPANY

                                  COMMON STOCK
                          MEDIUM TERM NOTES, SERIES C
                FIRST MORTGAGE BONDS (SECURED MEDIUM-TERM NOTES)

                                ----------------

  Delmarva Power & Light Company (the "Company") may offer from time to time not more than $250,000,000 in the aggregate of the following securities, at prices and on terms to be determined at or prior to the time of sale: (i) shares of Common Stock, par value $2.25 per share (the "New Common Stock");
(ii) unsecured Medium Term Notes, Series C (the "New Notes"), and (iii) First Mortgage Bonds, which may be designated "Secured Medium-Term Notes" (the "New Bonds")(the New Notes and the New Bonds are herein collectively called the "Debt Securities" and the New Common Stock and the Debt Securities are herein collectively called the "Securities").

  Specific terms of each issue of the Securities will be set forth in an accompanying prospectus supplement and, in the case of Medium-Term Notes, a pricing supplement (collectively, a "Prospectus Supplement"), together with the terms of the offering of such issue of the Securities. The applicable Prospectus Supplement will set forth with regard to the particular Securities, without limitation, the following: (i) in the case of the New Common Stock, the number of shares of New Common Stock being issued at such time; and (ii) in the case of the Debt Securities, the designation or designations, the principal amount or amounts, the date or dates of maturity, the interest rate or rates, the interest accrual date or dates, the interest payment dates, any sinking fund or other redemption provisions and any other specific terms of the Debt Securities being issued at such time.

  The Debt Securities will be represented either by global securities registered in the name of a nominee of The Depository Trust Company, as depository, or by certificated securities issued to the registered owners thereof, as set forth in the applicable Prospectus Supplement. Interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company (with respect to its participants' interests) and by its participants or persons that hold through such participants (with respect to the interest of persons other than such participants). Except under the circumstances described herein, certificated securities will not be issued in exchange for global securities.

  For further information relating to the New Common Stock, see "Description of the New Common Stock" herein and the applicable Prospectus Supplement. For further information relating to the Debt Securities, see "Description of the New Notes," "Description of the New Bonds" and "Book-Entry System" herein, and the applicable Prospectus Supplement.

                                ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
     PASSED UPON THE  ACCURACY OR ADEQUACY OF THIS  PROSPECTUS. ANY REPRE-
      SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

  The Company may sell the Securities through underwriters, dealers or agents, or directly to one or more purchasers. The applicable Prospectus Supplement will set forth the names of underwriters, dealers or agents, if any, and the price to the public of such Securities, any applicable commissions or discounts and the net proceeds to the Company, or the means of determining the same, from any such sale. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers, agents and purchasers.

  Outstanding shares of Common Stock are listed on and the shares of New Common Stock also will be listed on the New York Stock Exchange (Symbol: DEW) and the Philadelphia Stock Exchange. The Debt Securities may be listed on one or more securities exchanges at the Company's discretion.

                                ----------------

                   The date of this Prospectus is       , 199

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the offices of the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.; 14th Floor, 500 West Madison Street, Chicago, Illinois; and 13th Floor, Seven World Trade Center, New York, New York. Copies of this material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Certain securities of the Company are listed on the New York and Philadelphia Stock Exchanges, and reports, proxy material and other information concerning the Company can also be inspected at the offices of both Exchanges.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993; and

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

    3. The Company's Current Report on Form 8-K dated May 25, 1994.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 of the Exchange Act prior to the filing with the Commission of the Company's most recent Annual Report on Form 10-K shall not be deemed to be incorporated by reference herein or to be a part hereof from and after the date of the filing of such Annual Report on Form 10-K. The documents incorporated by reference herein or in any documents incorporated or deemed to be incorporated by reference herein are sometimes hereinafter called the "Incorporated Documents." Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus has been delivered, on the request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such Incorporated Documents, except exhibits that are specifically incorporated by reference into the information that this Prospectus incorporates. Requests for such copies should be directed to Mr. Donald P. Connelly, Secretary, Delmarva Power & Light Company, 800 King Street,
P. O. Box 231, Wilmington, Delaware 19899, (302) 429-3011.

                                  THE COMPANY

  The Company was incorporated in Delaware on April 22, 1909, and in Virginia on December 31, 1979. The Company's principal executive offices are located at 800 King Street, P. O. Box 231, Wilmington, Delaware 19899, (302) 429-3011.

  The Company is an investor-owned public utility which provides electric service to approximately 388,500 customers on the Delmarva Peninsula in an area consisting of about 5,700 square miles with a population of approximately 1,000,000. The Company also provides natural gas service to approximately 93,000 customers in an area consisting of about 275 square miles with a population of approximately 452,000 in northern Delaware, including the City of Wilmington.

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the Securities will be added to its general funds and used for financing the capital requirements of the Company, including financing the Company's utility construction program, financing acquisitions of other entities or facilities, refunding or redeeming, in whole or in part, certain of the Company's outstanding securities, and other general corporate purposes relating to the Company's utility business, including the repayment of short-term borrowings incurred for any such purposes. To the extent the proceeds are not immediately so used, they may be temporarily invested in short-term interest-bearing obligations.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                        12 MONTHS
                                          ENDED      YEAR ENDED DECEMBER 31,
                                        MARCH 31, -----------------------------
                                          1994    1993  1992  1991  1990  1989
                                        --------- ----- ----- ----- ----- -----
Ratio of Earnings to Fixed Charges
 (SEC Method)..........................   3.69X   3.47X 3.03X 2.58X 2.03X 3.01X

  Under the SEC Method, earnings, including AFUDC, have been computed by adding the amount of income taxes and fixed charges to Net Income. Fixed charges include gross interest expense and the estimated interest component of rentals. Excluding the write-off of an investment in certain non-regulated subsidiary projects, the ratio of earnings to fixed charges for the year ended December 31, 1990, would be 2.89X. Net income and income taxes related to the cumulative effect of a change in accounting for unbilled revenues recorded in 1991 are excluded from the computation of this ratio. Excluding the gain from the Company's share of a settlement reached in the lawsuit against PECO Energy Company, formerly known as Philadelphia Electric Company, in connection with the shutdown of the Peach Bottom Atomic Power Station, the ratio of earnings to fixed charges for the year ended December 31, 1992, would be 2.78X.

                          DESCRIPTION OF COMMON STOCK

  The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Company's Restated Certificate and Articles of Incorporation, as amended (the "Charter"), and the Company's Mortgage and Deed of Trust dated October 1, 1943, as amended and supplemented (the "Mortgage"), a copy of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The shares of the Company's Common Stock currently outstanding and the New Common Stock are herein collectively called the "Common Stock."

DIVIDEND RIGHTS

  The holders of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors, except that the holders of the Preferred Stock have a right to receive cumulative dividends at the rates set forth in the title of each series thereof before any dividends are paid to the holders of Common Stock.

LIMITATIONS ON PAYMENT OF DIVIDENDS ON COMMON STOCK

  The Charter and the Mortgage contain restrictions on the payment of cash dividends on Common Stock, including restrictions that would become applicable if Common Stock equity were less than 25% of total capitalization. (At December 31, 1993, Common Stock equity was approximately 47.7% of total capitalization, including Variable Rate Demand Bonds.) Retained earnings available for dividends on Common Stock as of December 31, 1993, were approximately $223.8 million under the most restrictive of these provisions.

VOTING RIGHTS

  The holders of Common Stock have one vote for each share held. Except as provided by law and as hereinafter set forth, the holders of the Preferred Stock are not entitled to vote. Upon default in the payment of dividends on the Preferred Stock in an amount equivalent to or exceeding one year's dividends, and until all dividends in default shall have been paid or declared and set apart for payment, the holders of the Preferred Stock are entitled as a class to elect a majority of the Board of Directors and the holders of the Common Stock are entitled as a class to elect the remaining directors. The consent of certain proportions of the Preferred Stock is required to effect a merger, consolidation or sale or other disposition of all of the Company's assets, to amend, alter, change or repeal any of the express terms of the Preferred Stock in a manner prejudicial to its holders, to increase the authorized number of shares of, or to create or authorize any kind of stock ranking prior to or on parity with, or any security convertible into, the Preferred Stock and to issue unsecured debt or additional shares of the Preferred Stock unless certain capitalization and coverages tests are met. In some cases, the right to vote only applies in certain circumstances.

OTHER RIGHTS

  The holders of Common Stock have no preemptive rights to purchase additional shares of Common Stock or securities convertible into Common Stock.

  The outstanding shares of Common Stock are, and the additional shares offered by this Prospectus upon issuance will be, fully paid and non-assessable. Subject to the preferential rights of creditors and the holders of Preferred Stock, the holders of the Common Stock are entitled to share ratably in the distribution of all remaining assets in the event of liquidation.

CLASSIFICATION OF THE BOARD OF DIRECTORS

  The Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors constituting the entire Board.

                          DESCRIPTION OF THE NEW NOTES

  Unless otherwise specified in the applicable Prospectus Supplement, the following description of the New Notes will apply.

  The New Notes will be issued under the Company's Indenture, dated as of November 1, 1988 (such Indenture, as supplemented and amended, together with any constituent instruments establishing the terms of particular Notes (as hereinafter defined), is herein called the "Indenture"), between the Company and Chemical Bank, successor to Manufacturers Hanover Trust Company, as trustee (the "Note Trustee"). The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

  The Indenture provides that, in addition to the New Notes offered hereby, additional debt securities (including both interest-bearing and original issue discount securities) may be issued thereunder without limitation as to the aggregate principal amount (Indenture, Section 301). The debt securities of all series under the Indenture are herein collectively called the "Notes." The Indenture does not limit the amount of other debt, secured or unsecured, that may be issued by the Company. However, the Charter provides that, so long as any shares of its Preferred Stock--$100 Par and Preferred Stock--$25 Par are outstanding, the Company must obtain the consent of the holders of a majority of the voting power of such Preferred Stock in order to issue or assume any unsecured debt (other than for refunding or renewing outstanding unsecured securities of the Company resulting in equal or longer maturities or redeeming or retiring all outstanding shares of the Company's Preferred Stock) if such action would cause the total outstanding principal amount of all unsecured debt to exceed 20% of the Company's secured debt in the aggregate outstanding and the capital stock, premiums thereon, and surplus of the Company, as stated on its books at such time.

  The New Notes will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Substantially all of the properties of the Company are subject to the lien of the Mortgage securing the Company's First Mortgage Bonds. (See "Description of the New Bonds.")

  Each New Note will have a maturity ranging from nine months to forty years commencing on its date of original issuance (the "Original Issue Date"). Unless otherwise specified in the applicable Prospectus Supplement, each New Note will bear interest from, and including, the Original Issue Date, or, if later, the most recent date to which interest has been paid or duly provided for, to, but excluding, the Interest Payment Date (as hereinafter defined), at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

  Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the New Notes being offered hereby and thereby: (1) the designation or designations and the principal amount or amounts of such New Notes; (2) the purchase price or prices of such New Notes (the "Issue Price"); (3) the Original Issue Date; (4) the date or dates on which such New Notes will mature (the "Maturity Date"); (5) the rate or rates per annum at which and the initial date or dates from which such New Notes will bear interest (the "Interest Rate"); (6) the initial date or dates from which interest will accrue; (7) the date or dates on which such interest will be payable (each, an "Interest Payment Date"); (8) any sinking fund or other redemption provisions; (9) whether such New Notes will be issued in global form and, if so, the minimum denominations of interests therein; and (10) any other specific terms of such New Notes.

FORM, EXCHANGE AND PAYMENT

  The New Notes will be issued in fully registered form in denominations of $1,000 and integral multiples thereof. The New Notes will be transferable and exchangeable at the office of the Note Trustee in New York City, without charge, other than taxes or other governmental charges incident thereto (Indenture, Section 305). Interest on each Interest Payment Date, except at maturity or upon redemption, will be paid by check in New York Clearing House funds mailed to the holder of record as of the close of business on the Record Date with respect to such Interest Payment Date (unless otherwise specified in the applicable Prospectus Supplement, the Record Date shall be the 15th day of the calendar month, whether or not a Business Day (as hereinafter defined), next preceding such Interest Payment Date); provided, however, that, unless otherwise specified in the applicable Prospectus Supplement, if the Original Issue Date of any New Note is after a Record Date and before the corresponding Interest Payment Date, such New Note will bear interest from the Original Issue Date but payment of interest shall commence on the second Interest Payment Date succeeding the Original Issue Date. Payment of the principal of and premium and interest, if any, on the New Notes at the Maturity Date or upon redemption will be in immediately available funds upon presentation of the New Notes at the office of the Note Trustee (Indenture, Section 307, and Form of New Note). If the Maturity Date or any Interest Payment Date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period after the scheduled payment date. "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to remain closed.

  Notwithstanding the foregoing, if the Company elects to use the book-entry system through the Depository (as defined in "Book-Entry System"), for so long as the New Notes shall be held by the Depository or its nominee, owners of interests in the New Notes will not be entitled to have any individual New Notes registered in their names, and transfers of interests and payments of principal, premium, if any, and interest will be made as described herein under "Book-Entry System."

REDEMPTION

  Any terms for the optional or mandatory redemption of New Notes will be set forth in the applicable Prospectus Supplement. If redeemable, such New Notes will be redeemed only upon notice, by mail, not less than 30 nor more than 60 days prior to the date fixed for redemption. Any notice of optional redemption may state that such redemption shall be conditional upon the receipt by the Note Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and the premium and interest, if any, on the New Notes to be redeemed and that if such money has not been so received, such notice will be of no force or effect and the Company will not be required to redeem such New Notes (Indenture, Section 404).

EVENTS OF DEFAULT

  The following constitute Events of Default under the Indenture with respect to each series of Notes outstanding thereunder:

    (a) failure to pay any interest on any Note of such series or any additional amount payable pursuant to the Indenture within 30 days after the same becomes due and payable;

    (b) failure to pay the principal of, or premium, if any, on, any Note of such series within 3 Business Days after its maturity;

    (c) failure to perform or breach of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty of the Company in the Indenture solely for the benefit of one or more series of Notes other than such series) for 90 days after written notice to the Company by the Note Trustee or to the Company and the Note Trustee by the Holders of at least 25% in principal amount of the Notes of such series outstanding under the Indenture as provided in the Indenture;

    (d) default under any bond, debenture, note or other evidence of indebtedness of the Company for borrowed money (including Notes of other series issued under the Indenture) or under any mortgage, indenture or other instrument securing or evidencing any indebtedness of the Company for borrowed money, which default:

      (1) shall constitute a failure to make any payment in excess of $5,000,000 of the principal of, or interest on, such indebtedness, or

      (2) shall have resulted in such indebtedness in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date it would otherwise have become due and payable, without such payment having been made, such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 90 days after written notice to the Company by the Note Trustee or to the Company and the Note Trustee by the Holders of at least 25% in principal amount of the Notes of such series outstanding under the Indenture as provided in the Indenture;

    (e) certain events of bankruptcy, insolvency or reorganization; and

    (f) any other Event of Default specified with respect to the Notes of such series (Indenture, Section 801).

  An Event of Default with respect to the New Notes does not necessarily constitute an Event of Default with respect to the Notes of any other series issued under the Indenture.

REMEDIES

  If an Event of Default with respect to any series of any Notes occurs and is continuing, then either the Note Trustee or the Holders of not less than 33% in principal amount of the Notes of such series may declare the principal amount of all of the Notes of such series to be due and payable immediately; provided, however, that if any Event of Default occurs and is continuing with respect to more than one series of Notes, the Note Trustee or the Holders of not less than 33% in aggregate principal amount of the Notes of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Notes of any one of such series.

  At any time after the declaration of acceleration with respect to the Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in principal amount of the Notes of such series, by written notice to the Company and the Note Trustee, may rescind and annul such declaration and its consequences, if:

    (a) the Company has paid or deposited with the Note Trustee a sum sufficient to pay

      (1) all overdue interest on all Notes of such series;

      (2) the principal of and premium, if any, on any Notes of such series that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes;

      (3) interest upon overdue interest at the rate or rates prescribed therefor in such Notes, to the extent that payment of such interest is lawful; and

      (4) all amounts due to the Note Trustee under the Indenture;

  and

    (b) any other Event or Events of Default with respect to the Notes of such series, other than the nonpayment of the principal of Notes of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture (Indenture, Section
  802).

  If an Event of Default with respect to the Notes of any series occurs and is continuing, the Holders of a majority in principal amount of the Notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee, or exercising any trust or power conferred on the Note Trustee, with respect to the Notes of such series; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Notes, the Holders of a majority in aggregate principal amount of the Notes of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Notes of any one of such series; and provided, further, that (a) any such direction will not be in conflict with any rule of law or with the Indenture and could not involve the Note Trustee in personal liability in circumstances where indemnity would not, in the Note Trustee's sole discretion, be adequate and (b) the Note Trustee may take any other action its deems proper which is not inconsistent with such direction (Indenture, Section 812). The right of a Holder of any Note of such series to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal and premium and interest, if any, when due and to institute suit for the enforcement of any such payment (Indenture, Sections 807 and 808). The Indenture provides that the Note Trustee, within 90 days after the occurrence of any default thereunder with respect to the Notes of a series, is required to give the Holders of the Notes of such series notice of any default, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium or interest, if any, on any Notes of such series, the Note Trustee may withhold such notice if the Note Trustee determines that it is in the interest of such Holders to do so; and provided, further, that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 30 days after the occurrence thereof (Indenture, Section 902).

  The Company will be required to furnish annually to the Note Trustee a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance (Indenture, Section 608).

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

  The Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the property and assets of the Company substantially as an entirety, is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium and interest, if any, on all of the Notes and the performance of all of the covenants of the Company under the Indenture, (b) immediately after giving effect to such transactions, no Event of Default, and no event that after notice or lapse of time would become an Event of Default, will have occurred and be continuing, and (c) the Company shall have delivered to the Note Trustee an Officers' Certificate and an Opinion of Counsel confirming that such transaction is in compliance with the Indenture (Indenture, Section 1101).

MODIFICATION OF INDENTURE

  Without the consent of any Holders of Notes, the Company and the Note Trustee may enter into one or more supplemental indentures for any of the following purposes:

    (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Notes; or

    (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes or Tranche thereof or to surrender any right or power conferred upon the Company by the Indenture; or

    (c) to add any additional Events of Default with respect to all or any series of Notes; or

    (d) to change or eliminate any provision of the Indenture; provided, however, that if such change or elimination will materially and adversely affect the interests of the Holders of the Notes of any series or Tranche thereof, such change or elimination will become effective with respect to such Notes only when they no longer remain Outstanding; or

    (e) to provide collateral security for the Notes; or

    (f) to establish the form or terms of Notes of any series or Tranche thereof as contemplated by the Indenture; or

    (g) to evidence and provide for acceptance of the appointment of a separate or successor trustee under the Indenture with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one Note Trustee; or

    (h) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any Notes or Tranche thereof; or

    (i) to cure any ambiguity, defect or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided, however, that such action or other provisions shall not adversely affect the interests of the Holders of Notes of any series or Tranche thereof in any material respect. (Indenture, Section 1201.)

  Other than as stated in the preceding paragraph, the consent of the Holders of not less than a majority in principal amount of the Notes of all series, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to a supplemental indenture; provided, however, that if less than all of the series of Notes are directly affected by a supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the Notes of all series so directly affected, considered as one class, will be required; and provided, further, that if the Notes of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Notes of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Note of each series or Tranche directly affected thereby, (a) change the stated maturity of, or any installment of principal of or interest on, any Note, or reduce the principal thereof or the rate of interest, or redemption premium thereon, or change the method of calculating the rate of interest thereon, or otherwise change the terms or place of payment of the principal thereof or interest or redemption premium thereon, (b) reduce the percentage in principal amount of the Notes of such series or Tranche thereof required to consent to any supplemental indenture or waiver under the Indenture or to reduce the requirements for quorum and voting, (c) change any obligation of the Company to maintain an office or agency at the place or places where the principal of and premium and interest, if any, on the Notes of such series are payable, or (d) modify certain of the provisions in the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults (Indenture, Section 1202).

  A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Notes or Tranche thereof, or that modifies the rights of the holders of Notes of such series or Tranche thereof with respect to such covenants or other provisions, shall be deemed not to affect the rights under the Indenture of the Holders of any Notes of any other series or Tranche thereof (Indenture, Section 1202).

DEFEASANCE

  The New Notes, or any portion of the principal amount thereof, will, prior to the maturity thereof, be deemed to have been paid for purposes of the Indenture (except as to certain rights such as rights of registrations of transfer or exchange expressly provided for in the Indenture), and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Note Trustee, in trust (a) money in an amount that will be sufficient, or (b) Government Obligations (as hereinafter defined), that do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies that, together with the money, if any, deposited with or held by the Note Trustee, will be sufficient, or (c) a combination of (a) and (b) that will be sufficient to pay when due the principal of and premium and interest, if any, due and to become due on the New Notes or such portion thereof on and prior to the maturity thereof. For this purpose, "Government Obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof (Indenture, Section 701).

                          DESCRIPTION OF THE NEW BONDS

  The New Bonds will be issued under the Mortgage, to which Chemical Bank is the successor trustee (the "Bond Trustee"). The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Mortgage. The bonds of all series under the Mortgage are herein collectively called the "Bonds".

GENERAL

  The New Bonds will have maturities ranging from nine months to forty years. Each New Bond will bear interest from, and including, the date specified in the applicable Prospectus Supplement, or, if later, the most recent date to which interest has been paid or duly provided for, at the rate per annum stated on the face thereof until the principal amount thereof is paid or made available for payment. Interest on the New Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months.

  Reference is made to the applicable Prospectus Supplement for the following terms and other information with respect to the New Bonds being offered hereby and thereby: (1) the designation or designations and the principal amount or amounts of such New Bonds; (2) the purchase price or prices of such New Bonds;
(3) the original issue date of such New Bonds; (4) the date or dates on which such New Bonds will mature; (5) the rate or rates per annum at which and the initial date or dates from which such New Bonds will bear interest; (6) the initial date or dates from which interest will accrue; (7) the date or dates on which such interest will be payable; (8) any sinking fund or other redemption provisions; (9) whether such New Bonds will be issued in global form and, if so, the minimum denominations of interests therein; and (10) any other specific terms of such New Bonds.

FORM, EXCHANGE AND PAYMENT

  The New Bonds will be issued in fully registered form in denominations of $1,000 and integral multiples thereof. The New Bonds will be transferable and exchangeable at the office of the Bond Trustee in New York City, without charge other than taxes or other governmental charges incident thereto. Principal, premium, if any, and interest will be payable at such office. Notwithstanding the foregoing, if the Company elects to use the book-entry system through the Depository, for so long as the New Bonds shall be held by the Depository or its nominee, owners of interests in the New Bonds will not be entitled to have any individual New Bonds registered in their names, and transfers of interests and payments of principal, premium, if any, and interest will be made as described herein under "Book-Entry System."

MAINTENANCE FUND

  If the amount expended by the Company for certain property additions does not at the end of each calendar year equal the minimum provision for property retirements or depreciation (as defined in the Mortgage), computed cumulatively at the end of each such year, the Company is required to deposit with the Bond Trustee cash, to the extent of the difference less certain credits, on or before the next succeeding April 30. The Company may not satisfy the maintenance requirement by the deposit of cash with the Bond Trustee so long as property additions remain available as a maintenance fund credit.

  Minimum provision for property retirements or depreciation means the greater of (a) an amount equal to 1/12 of 2 1/2% (2 1/4% prior to September 1, 1967) of the mathematical average of depreciable fixed property on the books of the Company on the first and last days of any period, multiplied by the number of full calendar months included in such period, or (b) the remainder of (i) 15% of the gross operating revenues of the Company during such period arising from the operation of bondable property after deducting the cost of electrical energy and gas purchased for resale in connection with such operation, less
(ii) the charges of operating expenses for current repairs and maintenance of bondable property.

  For the calendar year 1993, the Company applied $66,300,000 of property additions to satisfy the maintenance requirement.

SECURITY

  The New Bonds will be secured equally with all other Bonds outstanding or hereinafter issued under the Mortgage (except as any sinking fund may afford additional security for a particular series) by the lien of the Mortgage which constitutes a first lien on substantially all of the Company's properties consisting principally of electric generating stations, electric transmission and distribution lines and substations, gas transmission and distribution facilities and general office and service buildings, and including its undivided fractional interest in certain properties, but not including certain properties to the extent specifically excepted from such lien, such as cash, securities, judgments, contracts, accounts receivable, choses in action and goods, wares, merchandise, equipment, materials or supplies held or acquired for sale or consumption.

  Such lien is subject to (a) the conditions and limitations in the instruments through which the Company claims title to its properties, (b) "excepted encumbrances" (as defined in the Mortgage), and (c) the prior lien of the Bond Trustee for its compensation, expenses and liability, and subject further to the qualification that where payments for rights-of-way on or under private property for transmission and distribution lines and mains were minor in amount, no examination of underlying titles as to rights-of-way have been made. After-acquired property may also be subject to prior liens and to possible rights of others which may attach prior to recordation of a supplemental indenture conveying such property to the Bond Trustee after its acquisition.

ISSUANCE OF ADDITIONAL BONDS

  Subject to certain conditions and restrictions, additional Bonds may be issued under the Mortgage to the extent of: (a) 60% of the bondable value of property additions; (b) the aggregate principal amount of refundable prior lien Bonds theretofore or then retired; (c) the aggregate principal amount of any Bonds theretofore issued and thereafter or then retired; or (d) the amount of cash deposited with the Bond Trustee against the issuance of Bonds, which cash may be withdrawn to the extent of 60% of the bondable value of property additions or of the aggregate principal amount of retired Bonds. As of December 31, 1993, the Company's property additions available for the issuance of additional Bonds and other purposes, excluding retired bonds and any other credits available for the issuance of additional Bonds, were $727,800,000. Bonds may be issued pursuant to (a) and (d) above (and in certain cases (b) and (c) above) only if "net earnings" (as defined in the Mortgage) shall be at least two times the annual interest requirement on the first mortgage bonds and prior lien bonds to be outstanding.

RELEASE AND SUBSTITUTION OF PROPERTY

  Generally, mortgaged property may be released upon the deposit, pledge with or certification to the Bond Trustee of the consideration received therefor, but at not less than the fair value thereof.

DIVIDEND RESTRICTIONS ON COMMON STOCK

  The Mortgage prohibits the payment of cash dividends on Common Stock unless thereafter there remains earned surplus of the Company accumulated on or after October 15, 1943, in an amount equivalent to any deficiency in the property retirement and depreciation requirement computed in accordance with the Mortgage. There is no such deficiency at this time.

MODIFICATION OF MORTGAGE

  The Mortgage may be modified with the consent of the Company and of the holders of 75% in principal amount of the Bonds then outstanding which are affected by such modification; provided, however, that no such modification shall change the terms of payment of the Bonds without the consent of the bondholders affected, or reduce the percentage of consent required for modification without the consent of all the bondholders.

DEFAULT

  The Mortgage provides that the following events will constitute "completed defaults" thereunder: failure to pay principal; failure for 60 days to pay interest; failure to pay principal, premium, or interest upon any outstanding prior lien bonds beyond the period of grace specified; certain events in involuntary bankruptcy or insolvency proceedings which continue for a period of 60 days after a court order or decree in such proceedings; certain events in voluntary bankruptcy or insolvency proceedings; an assignment for benefit of creditors; and failure to perform any other provisions of the Mortgage for 60 days after written notice shall have been given to the Company by the Bond Trustee or to the Company and the Bond Trustee by the holders of at least 25% in principal amount of the Bonds then outstanding. If a completed default exists, the holders of not less than a majority in principal amount of the Bonds then outstanding may in writing require the Bond Trustee to take such action to enforce payment of the Bonds then outstanding and to foreclose the Mortgage and sell the property. The Bond Trustee is not obligated to take the aforesaid action unless the Bond Trustee has been reasonably indemnified. Under the Mortgage, no periodic evidences are required to be furnished to the Bond Trustee as to the absence of a completed default or as to compliance with the terms of the Mortgage.

                               BOOK-ENTRY SYSTEM

  The Debt Securities, at the option of the Company, may be issued as either certificated securities or global securities. If, as described in the applicable Prospectus Supplement, the Company shall elect to use a book-entry system with respect to any issue of the Debt Securities, upon issuance, all of such Debt Securities will be represented by one fully-registered global security (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or such other depository as may be subsequently designated (the "Depository") and registered in the name of the Depository or a nominee thereof.

  So long as the Depository, or its nominee, is the registered owner of a Global Security, such Depository or such nominee, as the case may be, will be considered the owner of such Global Security for all purposes under the Indenture or the Mortgage, as the case may be, including notices and voting. Payments of principal of, and premium, if any, and interest on, the Global Security will be made to the Depository or its nominee, as the case may be, as the registered owner of such Global Security. Except as set forth below, the owners of beneficial interests in a Global Security will not be entitled to have any individual Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities and will not be considered the owners of Debt Securities under the Indenture or the Mortgage, as the case may be. Accordingly, each person holding a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a Direct Participant (as hereinafter defined), on procedures of the Direct Participant through which such person holds its interest, to exercise any of the rights of the registered owner of such Debt Security.

  The following is based solely on information furnished by DTC:

  DTC will act as securities depository for the Global Securities. The Global Securities will be issued as fully-registered securities registered in the name of CEDE & Co. (DTC's partnership nominee).

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of the Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for such purchases of Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interest in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

  To facilitate subsequent transfers, all Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, CEDE & Co. The deposit of Debt Securities with DTC and their registration in the name of CEDE & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  If the Debt Securities are redeemable prior to the maturity date, redemption notices shall be sent to CEDE & Co. If less than all of the Debt Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

  Neither DTC nor CEDE & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns CEDE & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal and interest payments on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the date on which interest is payable in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Note Trustee, the Bond Trustee, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company and the Note Trustee or the Bond Trustee, as the case may be. Disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company, the Note Trustee, and the Bond Trustee. The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). Under such circumstances, in the event that a successor securities depository is not obtained, Debt Securities in certificated form will be printed and delivered.

                                   * * * * *

  Neither the Company nor the Note Trustee nor the Bond Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interest in the Debt Securities or for maintaining, supervising, or reviewing any records relating to such beneficial interests.

                           VALIDITY OF THE SECURITIES

  The validity of the Securities will be passed upon for the Company by Dale G. Stoodley, General Counsel for the Company, and for any underwriters or agents by Reid & Priest, 40 West 57th Street, New York, New York. Reid & Priest may rely as to matters of all laws, other than New York and Federal laws, upon the opinion of Mr. Stoodley. Mr. Stoodley may rely as to matters of Virginia law upon the opinion of Peter F. Clark, Assistant General Counsel for the Company, as to matters of Maryland, New Jersey, and Pennsylvania law upon the opinions of counsel admitted in such jurisdictions, and as to matters of New York law upon the opinion of Reid & Priest. All matters pertaining to titles, the lien and enforceability of the Mortgage and franchises will be passed upon only by Mr. Stoodley, relying as to Virginia law upon the opinion of Mr. Clark, and as to matters of Maryland, New Jersey, and Pennsylvania law upon the opinions of counsel admitted in such jurisdictions. From time to time, Reid & Priest has represented the Company with respect to matters unrelated to the Securities.

  As of January 31, 1994, Mr. Stoodley held, in the form of stock and share equivalents in the Company's employee benefit plans, approximately 2,020 shares of the Company's Common Stock and had been granted 1,780 performance shares as to which full rights will not vest, if at all, until a future date. On such date, Mr. Stoodley's shares, including the performance shares, had a fair market value of approximately $84,550.

                                    EXPERTS

  The consolidated financial statements and related schedules incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Coopers & Lybrand, independent public accountants, as indicated in their reports with respect thereto, which reports include an explanatory paragraph regarding the Company's changes in its methods of accounting in 1991, for unbilled revenues, and in 1993, for income taxes and postretirement benefits other than pensions, and are incorporated by reference herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

  Dale G. Stoodley, General Counsel for the Company, has reviewed the statements as to matters of law and legal conclusions under "Description of the Common Stock," "Description of the New Notes" and "Description of the New Bonds" and in the Incorporated Documents and such statements are included herein and therein upon his authority as an expert.

                              PLAN OF DISTRIBUTION

  The Company may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be sold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters as may be designated by the Company, or directly by one or more of such firms. The underwriter or underwriters with respect to a particular underwritten offering of Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities offered thereby will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are purchased.

  Securities may be sold directly by the Company or through agents designated by the Company from time to time. The applicable Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Securities in respect of which such Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in such Prospectus Supplement and the commission payable for solicitation of such contracts will be set forth therein.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Estimated expenses relating to the Securities are as follows:

      Securities and Exchange Commission filing fees.................. $ 86,207
      Stock Exchange Listing Fees.....................................   22,250
      Delaware Public Service Commission filing fee...................      750
      Virginia State Corporation Commission filing fee................      250
      Recordation fees................................................   40,000
      Legal services..................................................  100,000
      Auditor's fees..................................................   40,000
      Fees and expenses of trustees and their counsel.................   45,000
      Fees of Transfer Agent and Registrar............................   12,000
      Printing........................................................   40,000
      Rating fees.....................................................   75,000
      Miscellaneous...................................................   28,543
                                                                       --------
        Total......................................................... $490,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Charter provides that the Company shall indemnify, to the full extent that it shall have power to do so under applicable law, each director and officer against all costs and liabilities reasonably incurred by or imposed on such persons in connection with any litigation in which such director or officer may be involved by reason of being or having been a director or officer of the Company. This provision is not exclusive of other rights to which any director or officer may otherwise be entitled. Under applicable corporate law, the Company may, upon a determination that such persons have met the applicable statutory standard of conduct, indemnify directors, officers, employees and agents against expenses, judgments, fines and settlement payments reasonably incurred.

  Subject to certain exceptions, the directors and all corporate officers of the Company are insured to an overall limit of $45,000,000 (subject to a Company deductible of $200,000 for each loss involving non-nuclear operations and $1,000,000 for each loss involving nuclear operations) because of any claim or claims made against them, including claims arising under the Act and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and the Company is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Company.

ITEM 16. EXHIBITS

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBIT
   -------                       ----------------------
     1-A   Form of Underwriting Agreement relating to the New Common Stock.
     1-B   Form of Distribution Agreement relating to the Debt Securities.
     1-C   Form of Underwriting Agreement relating to New Bonds.
     3-A   A copy of the Company's Restated Certificate and Articles of
           Incorporation effective as of April 12, 1990 (filed with
           Registration No. 33-50453).*
     3-B   A copy of the Company's Certificate of Designation and Articles of
           Amendment establishing the 7 3/4% Preferred Stock--$25 Par (filed with Registration No. 33-50453).*

   EXHIBIT
   NUMBER                        DESCRIPTION OF EXHIBIT
   -------                       ----------------------
     3-C   A copy of the Company's Certificate of Designation and Articles of
           Amendment establishing the 6 3/4% Preferred Stock (filed with Form
           10-K for the year ended December 31, 1993).*
     3-D   A copy of the Company's By-Laws as amended September 30, 1993
           (filed with Form 10-K for the year ended December 31, 1993).*
     4-A   A copy of the Mortgage and Deed of Trust from the Company to The
           New York Trust Company as Trustee, dated as of October 1, 1943, and copies of the First through Sixty-Eighth Supplemental
           Indentures thereto (filed with Registration No. 33-1763).*
     4-B   A copy of the Sixty-Ninth Supplemental Indenture (filed with
           Registration No. 33-39756).*
     4-C   Copies of the Seventieth through Seventy-Fourth Supplemental
           Indentures (filed with Registration No. 33-24955).*
     4-D   Copies of the Seventy-Fifth through Seventy-Seventh Supplemental
           Indentures (filed with Registration No. 33-39756).*
     4-E   A copy of the Seventy-Eighth and Seventy-Ninth Supplemental
           Indentures (filed with Registration No. 33-46892).*
     4-F   A copy of the Eightieth Supplemental Indenture (filed with
           Registration No. 33-49750).*
     4-G   A copy of the Eighty-First Supplemental Indenture (filed with
           Registration No. 33-57652).*
     4-H   A copy of the Eighty-Second Supplemental Indenture (filed with
           Registration No.
           33-63582).*
     4-I   A copy of the Eighty-Third Supplemental Indenture (filed with
           Registration No. 33-50453).*
     4-J   A Copy of the Eighty-Fourth Supplemental Indenture.
     4-K   A Copy of the Eighty-Fifth Supplemental Indenture.
     4-L   A Copy of the Eighty-Sixth Supplemental Indenture.
     4-M   Form of Supplemental Indenture relating to the New Bonds.
     4-N   Indenture between the Company and Chemical Bank (successor to
           Manufacturers Hanover Trust Company) as Trustee dated as of
           November 1, 1988, relating to the New Notes (filed with
           Registration No. 33-46892).*
     5-A   Opinion of Dale G. Stoodley, General Counsel for the Company,
           regarding legality under Delaware and Virginia law.
     5-B   Opinion of Peter F. Clark, Assistant General Counsel for the
           Company, regarding legality under Virginia law.
    12     Statement of Computation of Ratio of Earnings to Fixed Charges
           (filed with Form 10-Q for the quarter ended March 31, 1994).*
    23     See Page II-5 for the Consent of Independent Public Accountants.
           The Consents of Mr. Stoodley and Mr. Clark are included in their respective opinions filed as Exhibits 5-A and 5-B.
    24     Power of Attorney (see Page II-3).
    25     Statement of Eligibility and Qualification of the Note Trustee and
           Bond Trustee on Form
           T-1.

- --------
* Incorporated by reference pursuant to Rule 411.

ITEM 17. UNDERTAKINGS

  (1) The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (b) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  Each person whose signature appears on the following page hereby authorizes the agent for service named in the Registration Statement to execute the name of each such person, and to file, any and all amendments and post-effective amendments to the Registration Statement as the Registrant deems appropriate and appoints such agent for service as attorney-in-fact to sign in his or her behalf individually and in each capacity stated.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMINGTON, STATE OF DELAWARE, ON THE 26TH DAY OF MAY, 1994.

                                          Delmarva Power & Light Company

                                          By:        /s/ B. S. Graham
                                             ---------------------------------
                                             (B. S. GRAHAM, VICE PRESIDENT AND
                                                 CHIEF FINANCIAL OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                         TITLE                DATE

         /s/ H. E. Cosgrove             Chairman of the          May 26, 1994
- -------------------------------------   Board, President,
          (H. E. COSGROVE)              Chief Executive
                                        Officer and Director
                                        (Principal Executive
                                        Officer)

          /s/ B. S. Graham              Vice President and       May 26, 1994
- -------------------------------------   Chief Financial
           (B. S. GRAHAM)               Officer (Principal
                                        Financial Officer)

         /s/ James P. Lavin             Comptroller and          May 26, 1994
- -------------------------------------   Chief Accounting
          (JAMES P. LAVIN)              Officer (Principal
                                        Accounting Officer)

     /s/ Michael G. Abercrombie         Director                 May 26, 1994
- -------------------------------------
       (MICHAEL G. ABERCROMBIE

        /s/ Robert D. Burris            Director                 May 26, 1994
- -------------------------------------
         (ROBERT D. BURRIS)

      /s/ Audrey K. Doberstein          Director                 May 26, 1994
- -------------------------------------
       (AUDREY K. DOBERSTEIN)

           /s/ M. B. Emery              Director                 May 26, 1994
- -------------------------------------
         (MICHAEL B. EMERY)

                                        Director
- -------------------------------------
       (JAMES H. GILLIAM, JR.)

          /s/ Sarah I. Gore             Director                 May 26, 1994
- -------------------------------------
           (SARAH I. GORE)

      /s/ James C. Johnson, III         Director                 May 26, 1994
- -------------------------------------
       (JAMES C. JOHNSON, III)

          /s/ H. R. Landon              Director                 May 26, 1994
- -------------------------------------
           (H. R. LANDON)

       /s/ James T. McKinstry           Director                 May 26, 1994
- -------------------------------------
        (JAMES T. MCKINSTRY)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement of Delmarva Power & Light Company on Form S-3 of our reports dated February 4, 1994, on our audits of the consolidated financial statements and financial statement schedules of Delmarva Power & Light Company and its subsidiary companies, as listed in Item 14(a) of the 1993 Annual Report of Delmarva Power & Light Company on Form 10-K, which reports include an explanatory paragraph regarding the Company's changes in its methods of accounting in 1991, for unbilled revenues, and in 1993, for income taxes and postretirement benefits other than pensions. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

                                          Coopers & Lybrand

2400 Eleven Penn Center
Philadelphia, PA 19103
May 26, 1994

                                                                       EXHIBIT
                             EXHIBIT INDEX                             NUMBER
                             -------------                             -------
   Form of Underwriting Agreement relating to the New Common Stock.      1-A
   Form of Distribution Agreement relating to the Debt Securities.       1-B
   Form of Underwriting Agreement relating to New Bonds.                 1-C
   A copy of the Company's Restated Certificate and Articles of          3-A
   Incorporation effective as of April 12, 1990 (filed with
   Registration No. 33-50453).*
   A copy of the Company's Certificate of Designation and Articles of    3-B
   Amendment establishing the 7 3/4% Preferred Stock--$25 Par (filed with Registration No. 33-50453).*
   A copy of the Company's Certificate of Designation and Articles of    3-C
   Amendment establishing the 6 3/4% Preferred Stock (filed with Form
   10-K for the year ended December 31, 1993).*
   A copy of the Company's By-Laws as amended September 30, 1993         3-D
   (filed with Form 10-K for the year ended December 31, 1993).*
   A copy of the Mortgage and Deed of Trust from the Company to The      4-A
   New York Trust Company as Trustee, dated as of October 1, 1943, and copies of the First through Sixty-Eighth Supplemental
   Indentures thereto (filed with Registration No. 33-1763).*
   A copy of the Sixty-Ninth Supplemental Indenture (filed with          4-B
   Registration No. 33-39756).*
   Copies of the Seventieth through Seventy-Fourth Supplemental          4-C
   Indentures (filed with Registration No. 33-24955).*
   Copies of the Seventy-Fifth through Seventy-Seventh Supplemental      4-D
   Indentures (filed with Registration No. 33-39756).*
   A copy of the Seventy-Eighth and Seventy-Ninth Supplemental           4-E
   Indentures (filed with Registration No. 33-46892).*
   A copy of the Eightieth Supplemental Indenture (filed with            4-F
   Registration No. 33-49750).*
   A copy of the Eighty-First Supplemental Indenture (filed with         4-G
   Registration No. 33-57652).*
   A copy of the Eighty-Second Supplemental Indenture (filed with        4-H
   Registration No.
   33-63582).*
   A copy of the Eighty-Third Supplemental Indenture (filed with         4-I
   Registration No. 33-50453).*
   A Copy of the Eighty-Fourth Supplemental Indenture.                   4-J
   A Copy of the Eighty-Fifth Supplemental Indenture.                    4-K
   A Copy of the Eighty-Sixth Supplemental Indenture.                    4-L
   Form of Supplemental Indenture relating to the New Bonds.             4-M
   Indenture between the Company and Chemical Bank (successor to         4-N
   Manufacturers Hanover Trust Company) as Trustee dated as of
   November 1, 1988, relating to the New Notes (filed with
   Registration No. 33-46892).*
   Opinion of Dale G. Stoodley, General Counsel for the Company,         5-A
   regarding legality under Delaware and Virginia law.
   Opinion of Peter F. Clark, Assistant General Counsel for the          5-B
   Company, regarding legality under Virginia law.
   Statement of Computation of Ratio of Earnings to Fixed Charges       12
   (filed with Form 10-Q for the quarter ended March 31, 1994).*
   See Page II-5 for the Consent of Independent Public Accountants.     23
   The Consents of Mr. Stoodley and Mr. Clark are included in their respective opinions filed as Exhibits 5-A and 5-B.
   Power of Attorney (see Page II-3).                                   24
   Statement of Eligibility and Qualification of the Note Trustee and   25
   Bond Trustee on Form
   T-1.

- --------
* Incorporated by reference pursuant to Rule 411.